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                                                                     EXHIBIT 5.2

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
P.O. BOX 2508
CINCINNATI, OH 45201

                                               Employer Identification Number:
Date: Jul 30 2003                               33-0064895
                                               DLN:
                                                17007077099042
PACIFICARE HEALTH SYSTEMS INC                  Person to Contact:
6330 GATEWAY DR                                 EDWARD R. BAIER        ID# 95150
CYPRESS, CA 90630                              Contact Telephone  Number:
                                                (877) 829-5500
                                               Plan Name:
                                                PACIFICARE HEALTH SYSTEMS INC
                                                SAVINGS AND PROFIT SHARING PLAN
                                               Plan Number: 001

Dear Applicant:

     We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

     Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

     The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

     This letter relates only the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) executed on 12/12/01.

     This determination letter is applicable for the plan adopted on 6/1/85.

     This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub.
L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.


                                                              Letter 835 (DO/OG)

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                                      -2-

PACIFICARE HEALTH SYSTEMS INC


     This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub L. 107-16.

     The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                       Sincerely yours,


                                       /s/ Paul T. Schultz
                                       Paul T. Schultz
                                       Director,
                                       Employee Plans Rulings & Agreements


Enclosures:
Publication 794



                                                              Letter 835 (DO/CG)